Exhibit 10.5
                                                                    ------------

                              Employment Agreement

This employment agreement (the "Agreement") is made and entered into as of April 10, 2006, by and between Emerging Gamma Corporation, a Delaware corporation (the "Company"), with its principal place of business located at 111 Congress Avenue, Austin TX 78701 and Hao Zhang (the "Employee").

                                    Recitals


The Company desires to employ the Employee from the date set forth above (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by the Company during that period, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and promises of the parties, the Company and the Employee covenant and agree as follows:

1.    Duties

During the term of this Agreement, Employee will be employed by the Company to serve as the Chief Marketing Officer of the company. The Employee will devote his full time professional activities to the conduct of the business of the Company as may be reasonably required to effectively discharge Employee's duties under this Agreement and, subject to the supervision and direction of the Company's Board of Directors (the "Board"). As Chief Marketing Officer, Employee shall be principally responsible for the product sales and marketing and implementation of the Company's global strategy and management of employees junior to the Employee. Unless the parties agree otherwise in writing, during the term of this Agreement, Employee will perform the services contemplated by this Agreement at the Company's offices; provided, however, that Company may, from time to time, require Employee to travel as required to accomplish the Company's objectives. Notwithstanding the foregoing, nothing in this Agreement is to be construed as prohibiting Employee from continuing to serve as a director of other entities whether or not for profit, so long as his service as such does not substantially conflict with Employee's duties hereunder and such positions are disclosed to the Board.

2.    Term of Employment

2.1   Definitions

For purposes of this Agreement the following terms have the following meanings:

(a) "Termination for Cause" means termination by Company of Employee's employment (i) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Employee's gross negligence or intentional misconduct with respect to the performance of Employee's duties under this Agreement or (iii) by reason of Employee's material breach of this Agreement; provided, however, that no such termination under subsection (iii) above will be deemed to be a Termination for Cause unless the Company has provided Employee with written notice of what it reasonably believes are the grounds for any Termination for Cause and Employee fails to take appropriate remedial actions during the forty five (45) day period following receipt of such written notice. The Company is obligated to reasonably provide the resources to complete the remedial action as required.

(b) "Termination Other than For Cause" means termination by the Company of Employee's employment by the Company for reasons other than those that constitute Termination for Cause.



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(c) "Voluntary  Termination" means termination by the Employee of the Employee's employment with the Company, excluding termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

2.2   Basic Term

The term of employment of Employee by the Company will commence on the Effective Date and will extend through the period ending on March 31, 2011, (the "Termination Date"). Company and Employee may extend the term of this Agreement by mutual written agreement.

2.3   Termination for Cause

Termination for Cause may be effected by the Company at any time during the term of this Agreement and may be effected by written notification to Employee. Notwithstanding the foregoing no Termination for Cause based on Employee's material breach of this Agreement will be effective unless Employee has been provided with the prior written notice and opportunity for remedial action described in Section 2.1. Upon Termination for Cause, Employee is to be immediately paid all accrued salary. In so far as Employee has accrued any incentive compensation deferred compensation, stock options, accrued vacation pay or other compensation, such compensation shall be held in Escrow until such time as it can reasonably be determined that no unlawful activities have transpired and therefore no enforcement action is to be undertaken. Any other compensation including pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan, will cease to accrue as of the date of termination.

2.4   Termination Other Than for Cause

Notwithstanding anything else in this Agreement, the Board of Directors may effect a Termination Other Than for Cause at any time upon giving written notice to Employee of such Termination Other Than for Cause. Such Termination shall be effective upon issuance of the written notice. Upon any Termination Other Than for Cause, Employee will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.5   Termination Due to Disability

In the event that, during the term of this Agreement, Employee should, in the reasonable judgment of the Board, fail to perform Employee's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than six (6) consecutive months, Company will have the right to terminate Employee's employment under this Agreement by written notification to Employee and payment to Employee of all accrued salary and incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination. Any determination by the Board with respect to Employee's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable of performing Employee's duties under this Agreement. If, upon receipt of such determination, the Board wishes to continue to seek to terminate this Agreement under the provisions of this section, the parties will submit the issue of Employee's Disability to arbitration in accordance with the provisions of this Agreement.



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2.6   Death

In the event of Employee's death during the term of this Agreement, Employee's employment is to be deemed to have terminated as of the last day of the calendar quarter during which Employee's death occurred, and Company will pay to Employee's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

2.7   Voluntary Termination

(a) In the event of a Voluntary Termination, other than for OGood Reason,O as defined below, the Company will immediately pay to Employee all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Employee will not be paid any severance compensation.

(b) Upon providing the Company with 60 days advance written notice, the Employee may voluntarily terminate his/her employment hereunder with or without Good Reason. For purposes of this Agreement, OGood ReasonO shall mean, so long as the Employee has not been guilty of conduct set forth in Section 2.1(a), (a) a failure by the Company to comply with any material provision of this Agreement that has not been cured within forty five (45) days after written notice of such noncompliance has been given by the Employee to the Company or (b) the assignment to the Employee by the Company of duties inconsistent with the Employee's position, duties or responsibilities as in effect immediately prior to the Effective Date, including, but not limited to, any material reduction in such position, duties, or responsibilities or material change in his/her title. The Employee's election to terminate his/ employment with Good Reason shall be considered in material respects to be a Termination for Other Than Cause. The Employee will make themselves generally available, and agrees to work, in good faith, with the existing management to effect a transitional handover period and an orderly exit for the Company. Upon a voluntary Termination for Good Reason, Employee will be paid immediately for all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan) and accrued vacation pay, all to the date of termination.

3.    Salary, Benefits and Other Compensation

3.1   Base Salary

As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Company agrees to pay to Employee a "Base Salary," payable in equal monthly installments. The initial Base Salary payable to Employee under this Section will be $115,000 per annum.

The payment of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Employee's Base Salary hereunder. The Board, at any time and from time to time, may increase (but not reduce) the Base Salary payable under this Agreement, and increase in the Base Salary shall become effective at the time indicated by the Board without the need for an amendment to this Agreement.

3.2   Incentive & Bonus Plans

Employee will be eligible for any incentive plan put forward by the Company's Board of Directors. The Company will institute an employee stock option plan and Employee's allotment of said program will vest on a quarterly basis. During the term of his employment under this Agreement, at the Board's discretion, the Employee will also be eligible to participate in all bonus and incentive plans established by the Board.




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3.3   Benefit Plans

During the term of Employee's employment under this Agreement, the Employee is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. On termination of the Employee for any reason, the Employee will retain all of Employee's rights to benefits that have vested under such plan, but the Employee's rights to participate in those plans will cease on the Employee's termination unless the termination is a Termination Other Than for Cause, in which case Employee's rights of participation will continue for a period of six months following Employee's termination.

3.4   Other Consideration

The Company shall use its best effort to cause the Board of Directors of the Company (i) to be comprised of a least three members and (ii) to include Employee, provided that Employee is a beneficial owner as of the record date for the election of directors of a minimum of five percent (5%) of the shares of the Company.

3.5   Withholding of Taxes

The Employee understands that the services to be rendered by Employee under this Agreement will cause the Employee to recognize taxable income, which is considered under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). The Employee hereby consents to the withholding of such taxes as are required by the Company.

3.6   Vacation

During the term of this Agreement, Employee will be entitled to 28 days paid vacation time per year. To the extent that Employee does not use the full 28 days of vacation time in any given year, Employee may accrue and carry forward such unused time up to a maximum accrual of 56 days. Employee may not use any vacation time, accrued or otherwise, for any period in excess of 28 consecutive days.

3.7   Expenses

During the term of this Agreement, Company will reimburse Employee for Employee's reasonable out-of-pocket expenses incurred in connection with Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees.

4.    Severance Compensation

4.1 Termination Other Than for Cause or Voluntary Termination for Good Reason; Payment in Lieu of Notice

In the event Employee's employment is terminated in a Termination Other Than for Cause or Employee voluntarily terminates his employment for OGood ReasonO as set forth in Section 2.7(b), Employee will be paid as severance pay Employee's Base Salary, as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the later of the end of Employee's term of employment or the date which is four-months from the date of termination.

4.2   Termination for Disability

In  the  event  Employee's   employment  is  terminated  because  of  Employee's
disability  pursuant to Section  2.5,  Employee  will be paid as  severance  pay




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Employee's Base Salary,  as defined in Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is three months thereafter.

4.3   Change in Control

In the event that Employee's employment is terminated because of a change in control (as defined herein) of the Company prior to the Termination Date, Employee will be paid as severance pay Employee's Base Salary, as defined in
Section 3.1, for the period commencing on the date that Employee's employment is terminated and ending on the date which is six months thereafter. For purposes of this Agreement, a Ochange in controlO shall be defined as the sale of more than fifty (50%) of the Company's outstanding capital stock, other than in connection with an underwritten public offering of the Company's securities or a merger (or similar transaction) in which the Company is not the surviving entity or following which the Company's shareholders immediately prior to such transaction no longer control a majority of the Company's voting stock.

4.4   Other Termination

In the event of a Voluntary Termination, Termination for Cause or Death, Employee or Employee's estate will not be entitled to any severance pay.

5.    Confidentiality and Noncompetition

5.1   Confidentiality

Because of Employee's employment by the Company, Employee will have access to trade secrets and confidential information about the Company, its products, its customers, and its methods of doing business (the "Confidential Information"). During and after the termination of Employee's employment by the Company, Employee may not directly or indirectly disclose or use any such Confidential Information; provided, that Employee will not incur any liability for disclosure of information which (a) is required in the course of Employee's employment by the Company, (b) was permitted in writing by the Board or (c) is within the public domain or comes within the public domain without any breach of this Agreement.

5.2   Noncompetition

In consideration of Employee's access to the Confidential Information, Employee agrees with employer that for a period of six (6) months after termination of Employee's employment, Employee will not, directly or indirectly, compete with Company or use such Confidential Information to compete with the business of the Company, as the business of the Company may then be constituted, within any state, region or locality in which the Company is then doing business or marketing its products. Employee understands and agrees that direct competition means development, production, promotion, or sale of products or services competitive with those of Company. Indirect competition means employment by any competitor or third party providing products competing with Company's products, for which Employee will perform the same or similar function as he performs for Company. In addition, for a period of six (6) months after termination of Employee's employment, Employee will not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of Company, nor will Employee initiate discussions, negotiations or contacts with persons known by Employee to be a customer or supplier of the Company at the time of Employee's termination of employment for the purpose of competing with the Company. Notwithstanding anything to the contrary contained in the Agreement, the provisions of this Section 5.2 will not be applicable in the event of any Termination Other Than for Cause with respect to Employee.





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6.    Miscellaneous

6.1   Waiver

The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

6.2   Entire Agreement; Modification

Except as otherwise provided in the Agreement and in any resulting Option Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

6.3   Notice

All notices and other communications under this Agreement must be in writing and must be given by personal delivery, telecopier or telegram, or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered, three (3) days after mailing, if mailed, or twenty-four (24) hours after transmission, if delivered by telecopies or telegram, to the respective persons named below:


If to Company:
Emerging Gamma Corp.
111 Congress Avenue
4th Floor
Austin, TX 78701

Attn:  Chairman

If to Employee:
Hao Zhang
C/O Parco Sino Can SciTech (Beijing) Inc.
Suite 506 Tower A Building 2nd 5th District, Qiancum
Merchant Building, Anzhen Xilli, Chaoyang District
Beijing 100029  PRC

Telephone:  (86) 1390 1135 644

Any party may change such party's address for notices by notice duly given pursuant to this Section.

6.4   Headings

The Section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

6.5   Governing Law

This Agreement is to be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and wholly to be performed within the State of Nevada. Any controversy or claim arising out of or



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relating  to this  Agreement,  or  breach  of  this  Agreement  (except  for any controversy or claim with respect to Section 5, which may be submitted, at the option of the Company, to any court of competent jurisdiction located within Las Vegas, Nevada) is to be settled by arbitration in Las Vegas, Nevada in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party will pay the fees of the arbitrator he or she selects and his or her own attorneys, and the expenses of his or her witnesses and all other expenses connected with presenting his or her case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties.

6.6   Survival of Company's Obligations

This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by Company or by Employee.

6.7   Counterparts

This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same Agreement.

6.8   Enforcement

If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

6.9   Indemnification

The Company agrees that it will indemnify and hold the Employee harmless to the fullest extent permitted by applicable law from and against any loss, cost, expense or liability resulting from or by reason of the fact of the Employee's employment hereunder, whether as an officer, employee, agent, fiduciary, director or other official of the Company, except to the extent of any expenses, costs, judgments, fines or settlement amounts which result from conduct which is determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest or to constitute some other type of willful misconduct.
















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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the day and year first above written.


Emerging Gamma Corp.


By________________________________
Allen Campbell,
Chairman




EMPLOYEE


__________________________________
Hao Zhang